SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

Dated: June 14, 2018

KEY COLONY FUND, L.P.

By:	Key Colony Management, LLC, its general partner

By: /s/ Alex R. Lieblong
Name: Alex R. Lieblong
Title: Managing Member

KEY COLONY MANAGEMENT, LLC

By:	/s/ Alex R. Lieblong
Name:	Alex R. Lieblong
Title:	Managing Member

/s/ Alex R. Lieblong
Alex R. Lieblong

EXHIBIT A

AGREEMENT AS TO JOINT FILING

Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D relating to Medallion Financial Corp. is being filed on behalf of each of the undersigned.

Dated: June 14, 2018

KEY COLONY FUND, L.P.

By:	Key Colony Management, LLC, its general partner

By: /s/ Alex R. Lieblong
Name: Alex R. Lieblong
Title: Managing Member

KEY COLONY MANAGEMENT, LLC

By:	/s/ Alex R. Lieblong
Name:	Alex R. Lieblong
Title:	Managing Member

/s/ Alex R. Lieblong
Alex R. Lieblong